FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2013 Q3 RESULTS

•	Record net revenues of $185.6 million, a 13% increase over 2012’s Q3

•	Record adjusted EBITDA of $31.8 million, 31% above 2012’s Q3

•	Gaming net revenues increase 61% above 2012’s Q3 driven by the acquisitions of Riverwalk Casino Hotel, Oxford Casino

•	Online handle increased 7.3% compared to total industry handle increase of 1.3%

LOUISVILLE, Ky. (October 30, 2013) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported results for the third-quarter and nine months ended Sept. 30, 2013.

MANAGEMENT COMMENTARY
Robert L. Evans, Chairman and CEO: “We are pleased with our record net revenues, up 13% over 2012’s third-quarter, and record adjusted EBITDA, up 31% in the quarter.

“In our Gaming segment, we closed on the acquisition of the Oxford Casino in Maine in July, and a $3.2 million gaming floor expansion project is now underway. Our joint venture project in Ohio, Miami Valley Racing & Gaming, is now scheduled to open on Dec. 12, in time for the holidays and about 3 months sooner than originally planned. In Kentucky, we announced our support for Kentucky Wins!, a coalition of over 60 business and civic leaders from across the Commonwealth who believe it’s time for expanded gaming.

“In our Online group, TwinSpires.com’s handle grew 7.3% versus total U.S. thoroughbred industry handle growth of 1.3%, contributing to a 31% increase in our Online segment’s adjusted EBITDA.

“In our Racing business, we had a successful, first-ever Homecoming Meet at Churchill Downs Racetrack in September and will again race those 12 additional days in 2014. Our $14.5 million Grandstand Terrace expansion project at Churchill Downs Racetrack is on budget and on schedule to add 2,400 new seats in time for the 140th Kentucky Oaks and Kentucky Derby in 2014. On Oct. 7, we announced the addition of a 15,224 square-foot video board at Churchill Downs Racetrack, a $12 million project that will also be completed in time for the 2014 Kentucky Oaks and Kentucky Derby.

“Finally, this week our Board of Directors approved a 21% increase in our annual dividend, from $0.72 to $0.87 per outstanding share that will be paid on Jan. 6, 2014, to stockholders of the Company on record as of Dec. 6, 2013. This marks our third consecutive year of dividend increases of at least 20%.”

2013 THIRD-QUARTER BUSINESS RESULTS
Net revenues for the third-quarter of 2013 increased 13%, or $20.8 million, to $185.6 million from $164.9 million, during the same period of the prior year due primarily to the expansion of CDI’s Gaming segment with the additions of Riverwalk Casino Hotel’s (Riverwalk) and Oxford Casino’s (Oxford) revenues.

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Gaming net revenues increased 61%, or $30.3 million, reflecting $12.6 million in net revenues generated by Riverwalk and $17.7 million in net revenues generated by Oxford, which was acquired on July 17, 2013.

Online Business revenues for the quarter increased $2.9 million, reflecting a 7.3% increase in handle compared to an industry handle increase of 1.3%, according to Equibase. Racing revenues decreased $12.2 million, from $62.9 million to $50.7 million, compared to the same period last year. The favorable impact of the new, 12-day September live race meet at Churchill Downs Racetrack was more than offset by declines at Calder Race Course from the loss of hosting revenues and lower revenues from 17 fewer live racing days during the period.

Our Gaming segment Adjusted EBITDA (earnings from continuing operations before interest, taxes, depreciation, amortization, insurance recoveries of net losses, Illinois Horse Racing Equity Trust Fund proceeds, share based compensation expenses, pre-opening expenses, including those of our equity investments, the impairment of assets and other charges and recoveries) increased $7.9 million from the same period of the prior year due to the addition of Riverwalk’s and Oxford’s combined Adjusted EBITDA of $8.6 million. Also, Calder Casino’s Adjusted EBITDA increased $0.6 million as a result of successful focused marketing efforts and the closure of internet cafes in Florida in early April, despite the opening of a new, competing casino in the South Florida market. Partially offsetting these increases was a decrease in Adjusted EBITDA at Harlow’s Casino of $0.8 million and at Fair Grounds Slots and VSI of $0.5 million over the same period of the prior year.

Online Business Adjusted EBITDA increased $3.1 million compared to the same period of the previous year due to 7.3% increase in pari-mutuel handle from continued growth in average customer wagering. In addition, Velocity’s Adjusted EBITDA also increased due to higher wagering from existing customers and the addition of a new high-volume customer. This segment also benefited from a reduction in spending related to the prior year development of Luckity.com.

Racing Operations Adjusted EBITDA decreased $3.0 million for the quarter primarily due to a $4.2 million decline in Adjusted EBITDA at Calder Race Course, of which $2.7 million was associated with the loss of hosting revenues and $1.3 million was associated with the 17 fewer live race days in the quarter. Also, Arlington International Racecourse Adjusted EBITDA declined $1.0 million due to 2 fewer live race days, inclement weather and smaller race fields. These decreases were partially offset by the new 12-day September live race meet at Churchill Downs Racetrack, which generated an increase in Adjusted EBITDA of $2.3 million compared to the same period last year.

Net earnings from continuing operations for the three months ended Sept. 30, 2013, were $9.2 million, or $0.51 per diluted common share, an increase in net earnings of 53%, as compared to net earnings of $6.0 million or $0.34 per diluted common share.

A conference call regarding this news release is scheduled for Thursday, Oct. 31, 2013, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm or by dialing (877) 372-0878 and entering the conference ID number 90335059 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay of the call will be available at http://ir.churchilldownsincorporated.com/events.cfm by noon ET on Thursday, Oct. 31, 2013.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided Adjusted EBITDA, a non-GAAP measure, which the Company defines as earnings from continuing operations before interest, taxes, depreciation, amortization, insurance

Churchill Downs Incorporated Reports 2013 Third-Quarter Results
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recoveries of net losses, Illinois Horse Racing Equity Trust Fund proceeds, share based compensation expenses, pre-opening expenses, including those of our equity investments, the impairment of assets and other charges and recoveries.

Churchill Downs Incorporated uses Adjusted EBITDA, which the Company implemented during the nine months ended September 30, 2013, as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; and a casino in Oxford, Maine; CDI also owns the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, offering real-money Bingo online for a chance to win cash prizes; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. In addition, CDI’s 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, is currently constructing a video lottery terminal and harness racing facility in southwest Ohio. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in

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those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per common share data)

	Three Months Ended
	September 30,
	2013	2012	% Change
Net revenues:
Racing	$50,687	$62,919	(19)
Gaming	79,832	49,493	61
Online	48,522	45,593	6
Other	6,605	6,872	(4)
	185,646	164,877	13
Operating expenses:
Racing	54,375	61,953	(12)
Gaming	61,086	37,891	61
Online	32,227	32,190	—
Other	6,597	6,793	(3)
Selling, general and administrative expenses	21,188	18,237	16
Operating income	10,173	7,813	30
Other income (expense):
Interest income	6	31	(81)
Interest expense	(1,407)	(873)	(61)
Equity in losses of unconsolidated investments	(887)	(471)	(88)
Miscellaneous, net	4,438	569	F
	2,150	(744)	F
Earnings from continuing operations before provision for income taxes	12,323	7,069	74
Income tax provision	(3,165)	(1,096)	U
Earnings from continuing operations	9,158	5,973	53
Discontinued operations, net of income taxes:
Earnings from operations	91	—	F
Net earnings and comprehensive income	$9,249	$5,973	55

Net earnings per common share data:
Basic
Earnings from continuing operations	$0.52	$0.34	53
Discontinued operations	—	—	—
Net earnings	$0.52	$0.34	53
Diluted
Earnings from continuing operations	$0.51	$0.34	50
Discontinued operations	$0.01	—	F
Net earnings	$0.52	$0.34	53

Weighted average shares outstanding:
Basic	17,328	17,130
Diluted	17,955	17,575

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per common share data)

	Nine Months Ended
	September 30,
	2013	2012	% Change
Net revenues:
Racing	$235,887	$253,541	(7)
Gaming	218,808	160,200	37
Online	143,969	142,330	1
Other	18,828	17,818	6
	617,492	573,889	8
Operating expenses:
Racing	185,655	200,425	(7)
Gaming	161,698	117,122	38
Online	95,807	95,266	1
Other	18,597	19,368	(4)
Selling, general and administrative expenses	60,842	54,506	12
Insurance recoveries, net of losses	(375)	(6,514)	(94)
Operating income	95,268	93,716	2
Other income (expense):
Interest income	105	84	25
Interest expense	(4,139)	(3,078)	(34)
Equity in losses of unconsolidated investments	(1,682)	(1,255)	(34)
Miscellaneous, net	5,468	639	F
	(248)	(3,610)	93
Earnings from continuing operations before provision for income taxes	95,020	90,106	5
Income tax provision	(34,505)	(34,203)	(1)
Earnings from continuing operations	60,515	55,903	8
Discontinued operations, net of income taxes:
Earnings from operations	90	(1)	F
Net earnings and comprehensive income	$60,605	$55,902	8

Net earnings per common share data:
Basic
Earnings from continuing operations	$3.43	$3.24	6
Discontinued operations	$0.01	—	F
Net earnings	$3.44	$3.24	6
Diluted
Earnings from continuing operations	$3.38	$3.20	6
Discontinued operations	$0.01	—	F
Net earnings	$3.39	$3.20	6

Weighted average shares outstanding:
Basic	17,269	17,004
Diluted	17,881	17,465

Churchill Downs Incorporated Reports 2013 Third-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended September 30,
(Unaudited) (in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$7,956	$3,873	F
Arlington Park	28,473	30,578	(7)
Calder	8,597	22,633	(62)
Fair Grounds	5,661	5,835	(3)
Total Racing Operations	50,687	62,919	(19)
Calder Casino	19,157	17,841	7
Fair Grounds Slots	9,781	10,109	(3)
VSI	8,443	8,089	4
Harlow's Casino	12,082	13,454	(10)
Oxford Casino	17,730	—	F
Riverwalk Casino	12,639	—	F
Total Gaming	79,832	49,493	61
Online Business	48,522	45,593	6
Other Investments	6,285	6,543	(4)
Corporate	320	329	(3)
Net revenues from external customers	$185,646	$164,877	13

Intercompany net revenues:
Churchill Downs	$689	$151	F
Arlington Park	2,070	1,758	18
Calder	412	554	(26)
Fair Grounds	22	11	F
Total Racing Operations	3,193	2,474	29
Online Business	211	233	(9)
Other Investments	938	824	14
Eliminations	(4,342)	(3,531)	23
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$(907)	$2,049	U
Gaming	20,569	12,672	62
Online Business	12,998	9,917	31
Other Investments	316	516	(39)
Corporate	(1,215)	(905)	(34)
Total Adjusted EBITDA	31,761	24,249	31
HRE Trust Fund proceeds	4,249	—	F
Share-based compensation expense	(5,990)	(2,968)	U
Pre-opening costs	(500)	—	U
Depreciation and amortization	(15,796)	(13,370)	(18)
Interest income (expense), net	(1,401)	(842)	(66)
Income tax provision	(3,165)	(1,096)	U
Earnings from continuing operations	9,158	5,973	53
Discontinued operations, net of income taxes	91	—	F
Net earnings	$9,249	$5,973	55

Churchill Downs Incorporated Reports 2013 Third-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the nine months ended September 30,
(Unaudited) (in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$118,534	$109,297	8
Arlington Park	57,720	62,802	(8)
Calder	27,908	47,374	(41)
Fair Grounds	31,725	34,068	(7)
Total Racing Operations	235,887	253,541	(7)
Calder Casino	60,109	58,908	2
Fair Grounds Slots	32,123	31,726	1
VSI	27,449	26,466	4
Harlow's Casino	40,533	43,100	(6)
Oxford Casino	17,730	—	F
Riverwalk Casino	40,864	—	F
Total Gaming	218,808	160,200	37
Online Business	143,969	142,330	1
Other Investments	17,934	17,012	5
Corporate	894	806	11
Net revenues from external customers	$617,492	$573,889	8

Intercompany net revenues:
Churchill Downs	$5,485	$4,419	24
Arlington Park	3,110	3,810	(18)
Calder	917	1,150	(20)
Fair Grounds	855	833	3
Total Racing Operations	10,367	10,212	2
Online Business	657	669	(2)
Other Investments	3,188	2,646	20
Eliminations	(14,212)	(13,527)	5
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$58,353	$58,419	—
Gaming	61,942	47,437	31
Online Business	38,424	35,351	9
Other Investments	1,399	243	F
Corporate	(3,380)	(3,182)	(6)
Total Adjusted EBITDA	156,738	138,268	13
Insurance recoveries, net of losses	375	6,514	(94)
HRE Trust Fund proceeds	4,541	—	F
Share-based compensation expense	(15,567)	(10,867)	(43)
Pre-opening costs	(1,211)	—	U
Depreciation and amortization	(45,822)	(40,815)	(12)
Interest income (expense), net	(4,034)	(2,994)	(35)
Income tax provision	(34,505)	(34,203)	(1)
Earnings from continuing operations	60,515	55,903	8
Discontinued operations, net of income taxes	90	(1)	F
Net earnings	$60,605	$55,902	8

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and nine months ended September 30,
(in thousands)

	Three Months Ended September 30,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(1,441)	$(2,166)	$725	33
Gaming	(1,978)	(1,525)	(453)	(30)
Online Business	(1,198)	(1,385)	187	14
Other Investments	(168)	(198)	30	15
Corporate Income	4,785	5,274	(489)	(9)
Total management fees	$—	$—	$—

	Nine Months Ended September 30,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(5,500)	$(6,318)	$818	13
Gaming	(4,888)	(3,842)	(1,046)	(27)
Online Business	(3,174)	(3,415)	241	7
Other Investments	(443)	(435)	(8)	(2)
Corporate Income	14,005	14,010	(5)	—
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (in thousands)

	2013	2012
Cash flows from operating activities:
Net earnings and comprehensive income	$60,605	$55,902
Adjustments to reconcile net earnings and comprehensive income to net cash provided by operating activities:
Depreciation and amortization	45,822	40,815
Gain on asset disposition	(495)	(15)
Equity in losses of unconsolidated investments	1,682	1,255
Share-based compensation	15,567	6,083
Other	555	708
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Restricted cash	2,056	2,938
Accounts receivable	(8,482)	(12,500)
Other current assets	(793)	(1,895)
Accounts payable	5,812	395
Purses payable	(3,284)	(3,497)
Accrued expenses	2,202	5,732
Deferred revenue	(17,100)	(7,689)
Income taxes receivable and payable	9,305	12,149
Other assets and liabilities	921	1,728
Net cash provided by operating activities	114,373	102,109
Cash flows from investing activities:
Additions to property and equipment	(29,858)	(25,456)
Acquisition of businesses, net of cash	(154,872)	(6,728)
Acquisition of gaming license	(2,250)	(2,250)
Acquisition of intangible asset	(2,500)	—
Investment in joint venture	(27,000)	(6,525)
Purchases of minority investments	(625)	(2,092)
Proceeds on sale of property and equipment	4	88
Proceeds from insurance recoveries	—	10,413
Change in deposit wagering asset	(3,841)	(3,364)
Net cash used in investing activities	(220,942)	(35,914)
Cash flows from financing activities:
Borrowings on bank line of credit	641,665	291,574
Repayments of bank line of credit	(526,611)	(349,139)
Change in bank overdraft	(1,103)	(3,034)
Payments of dividends	—	(10,110)
Repurchase of common stock	(5,940)	(2,846)
Common stock issued	1,135	6,160
Windfall tax benefit from share-based compensation	2,194	819
Loan origination fees	(2,038)	—
Change in deposit wagering liability	3,841	3,055
Net cash provided by (used in) financing activities	113,143	(63,521)
Net increase in cash and cash equivalents	6,574	2,674
Cash and cash equivalents, beginning of year	37,177	27,325
Cash and cash equivalents, end of year	$43,751	$29,999

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$43,751	$37,177
Restricted cash	40,026	38,241
Accounts receivable, net	40,278	47,152
Deferred income taxes	9,011	8,227
Income taxes receivable	—	2,915
Other current assets	14,497	13,352
Total current assets	147,563	147,064
Property and equipment, net	576,142	542,882
Goodwill	298,225	250,414
Other intangible assets, net	205,864	143,141
Other assets	60,019	30,836
Total assets	$1,287,813	$1,114,337
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,685	$62,278
Bank overdraft	4,924	6,027
Purses payable	22,148	19,084
Accrued expenses	61,557	65,537
Current maturities of long-term debt	—	209,728
Income taxes payable	7,173	—
Deferred revenue	12,119	43,916
Total current liabilities	179,606	406,570
Long-term debt, net of current maturities	324,782	—
Other liabilities	18,220	21,030
Deferred revenue	16,329	17,794
Deferred income taxes	24,648	24,648
Total liabilities	563,585	470,042
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,977 shares issued at September 30, 2013 and 17,448 shares issued at December 31, 2012	294,037	274,709
Retained earnings	430,191	369,586
Total shareholders’ equity	724,228	644,295
Total liabilities and shareholders’ equity	$1,287,813	$1,114,337